Exhibit 99.1

From: Amelia Ruzzo
Date: Mon, Jun 13, 2022 at 12:26 PM
To: Guy L. Smith

Chairman Smith,

It is after cautious consideration, careful reading of the draft Form 10-K restatements prepared by EisnerAmper, and the concerns that I stated in my May 17, 2022 email that I do not believe I can continue as a Director of Intellicheck. I do not believe that accounting activities and adherence to corporate bylaws are mutually exclusive and am troubled that the restatement was prepared without input or consideration to the governance structure that is in place for Intellicheck.

As such, I hereby resign from the Intellicheck Board of Directors, effective immediately.

Respectfully,

Dr. Amelia Ruzzo